UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): October 5, 2018

Federal National Mortgage Association
(Exact name of registrant as specified in its charter)

Federally chartered corporation	0-50231	52-0883107	3900 Wisconsin Avenue, NW Washington, DC 20016	(800) 2FANNIE (800-232-6643)
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)	(Address of principal executive offices, including zip code)	(Registrant’s telephone number, including area code)

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Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
On October 6, 2018, Fannie Mae appointed Hugh R. Frater as Interim Chief Executive Officer of the company, effective October 16, 2018, subject to final approval by the Federal Housing Finance Agency (“FHFA”). Mr. Frater has been a member of Fannie Mae’s Board of Directors since January 2016. He will succeed Timothy J. Mayopoulos, who notified the company on October 5, 2018 that his previously announced resignation as Chief Executive Officer and as a member of the company’s Board of Directors would be effective on October 15, 2018. As Interim Chief Executive Officer, Mr. Frater will remain on Fannie Mae’s Board of Directors, but will no longer serve as a member of the Audit Committee or the Risk Policy and Capital Committee of the Board. Fannie Mae’s Board of Directors continues to conduct a search for a permanent Chief Executive Officer.
Mr. Frater, 63, serves as Non-Executive Chairman of the Board of VEREIT, Inc. and as a director of ABR Reinsurance Capital Holdings Ltd. He previously led Berkadia Commercial Mortgage LLC (“Berkadia”), a national commercial real estate company providing comprehensive capital solutions and investment sales advisory and research services for multifamily and commercial properties. He served as Chairman of Berkadia from April 2014 to December 2015 and he served as Chief Executive Officer of Berkadia from 2010 to April 2014. Earlier in his career, Mr. Frater was an Executive Vice President at PNC Financial Services, where he led the real estate division, and he was a Founding Partner and Managing Director of BlackRock, Inc.
Mr. Frater’s direct compensation as Interim Chief Executive Officer, which remains subject to FHFA approval, is expected to consist solely of base salary at the rate of $600,000 per year. Mr. Frater is also expected to be eligible to receive employee benefits, including those described in “Executive Compensation” in Fannie Mae’s Annual Report on Form 10-K for the year ended December 31, 2017, filed with the SEC on February 14, 2018.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FEDERAL NATIONAL MORTGAGE ASSOCIATION

By	/s/ Stephen H. McElhennon
Stephen H. McElhennon Vice President and Interim General Counsel

Date: October 9, 2018